Exhibit 23.1

中正達會計師事務所有限公司 Centurion ZD CPA Limited Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Yangtze River Port and Logistics Limited (fka Yangtze River Development Limited):

We consent to the use in this Registration Statement on Amendment No.3 to Form S-3 of Yangtze River Port and Logistics Limited of our report dated March 9, 2018, relating to the consolidated financial statements and schedule of Yangtze River Port and Logistics Limited as of December 31, 2017, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2017, and the effectiveness of internal control over financial reporting incorporated by reference herein.

We consent to the use in this Registration Statement on Amendment No.3 to Form S-3 of Yangtze River Port and Logistics Limited of our report dated July 10, 2018, relating to the consolidated financial statements and schedule of Wuhan Economic Development Port Limited as of December 31, 2017, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2017.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Centurion ZD CPA Ltd. (fka DCAW (CPA) Ltd. as successor to Dominic K.F. Chan & Co.) Certified Public Accountants
Hong Kong, August 10, 2018